UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen-week period ended April 30, 2016, in a press release issued on May 20, 2016.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Hibbett Sports, Inc. (Company) held its 2016 Annual Meeting of Stockholders.  The Board of Directors of the Company submitted four proposals to a vote of the Company's stockholders. The final results of the voting on each proposal are presented below.

Proposal Number 1 – Election of Directors

The Board of Directors nominated each of the two Directors set forth below to serve as a Class II Director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2019, or until his successor is elected and qualified.  The stockholders elected the two nominees to serve as Directors of the Company pursuant to the following vote:

Nominee	For	Against	Withheld	Broker Non-Votes
Michael J. Newsome	19,741,160	832,252	3,518	999,010
Alton E. Yother	20,316,194	257,218	3,518	999,010

The election of Michael J. Newsome and Alton E. Yother as Class II Directors were part of certain corporate governance changes approved by the Board of Directors in connection with the retirement of Carl Kirkland and Thomas A. Saunders III as Class II Directors upon the expiration of their terms at the 2016 Annual Meeting of Stockholders.  Those changes included a reduction in the size of the Board of Directors from ten Directors to eight Directors effective immediately prior to the convening of the 2016 Annual Meeting of Stockholders and a reapportionment of the three classes of Directors to make the number of Directors in each class approximately equal.  As a result, effective May 19, 2016, the Board of Directors is divided into three classes, with Class I consisting of three incumbent Directors - Jane F. Aggers, Terrance G. Finley and Jeffry O. Rosenthal, Class II consisting of two incumbent Directors – Michael J. Newsome and Alton E. Yother, and Class III consisting of three incumbent Directors - Anthony F. Crudele, Albert C. Johnson and Ralph T. Parks.  For additional information regarding the reduction in the size of the Board and the reapportionment of Directors among the three classes of directorships, see "Our Corporate Governance Principles – Size of the Board of Directors" in the Company's definitive Proxy Statement for the 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 21, 2016.

Proposal Number 2 – Selection of Independent Registered Public Accounting Firm

The stockholders were asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2017.  The appointment of KPMG LLP was ratified by the stockholders pursuant to the following vote:

For	Against	Abstain	Broker Non-Votes
21,465,619	104,124	6,197	--

Proposal Number 3 – Advisory Vote on Executive Compensation

The stockholders were asked to cast a non-binding advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders. The stockholders approved the non-binding advisory resolution on executive compensation pursuant to the following vote:

For	Against	Abstain	Broker Non-Votes
20,392,010	163,873	21,047	999,010

Proposal Number 4 – Approval of the 2016 Executive Officer Cash Bonus Plan

The stockholders were asked to approve the Hibbett Sports, Inc. 2016 Executive Officer Cash Bonus Plan. The stockholders approved the plan pursuant to the following vote:

For	Against	Abstain	Broker Non-Votes
20,140,832	431,788	4,310	999,010

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be "filed".

Exhibit No.	Description
99.1	Press Release Dated May 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Scott J. Bowman
Scott J. Bowman
Senior Vice President and Chief Financial Officer

May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated May 20, 2016